Exhibit 10

CAPSTONE TURBINE CORPORATION

EXECUTIVE PERFORMANCE INCENTIVE PLAN

Amended and Restated Effective August 29, 2013

THIS INSTRUMENT is adopted by Capstone Turbine Corporation (the “Company”) as the Capstone Turbine Corporation Executive Performance Incentive Plan (the “Plan”), as amended and restated effective August 29, 2013.

RECITALS:

WHEREAS, the Company established the Plan effective April 1, 2008 and was approved by the shareholders of the Company on August 29, 2013 in order to provide for payment of executive compensation upon achievement of objective performance goals and to align the economic interests of executive officers and shareholders of the Company;

WHEREAS, the Company intends that all compensation payable and awards granted hereunder will qualify as “performance-based compensation” described in section 162(m)(4)(C) of the Code (as defined below), which business criteria described in Section 3.3 herein has been re-approved by the shareholders of the Company at its annual meeting following the 2013 fiscal year of the Company, in a manner described in Treas. Reg. § 1.162-27; and

WHEREAS, the Company desires to amend and restate the Plan to make certain changes to the form and with respect to the administration of the Plan and to amend the definition of “change in control” to conform with section 409A of the Code

NOW, THEREFORE, this amendment and restatement of the Plan is hereby adopted:

Article I. Definitions

1.1          Award. An incentive compensation award issued hereunder to a Participant that is subject to and dependent upon the attainment of one or more performance goals. Payments under Awards will be made, at the discretion of the Committee, in the form of cash, common stock of the Company, or any other securities or property. Payments hereunder may be provided in fulfillment of cash bonus or stock incentive obligations that are payable under an employment agreement between a Participant and the Company. Awards that are paid in the common stock of the Company shall be made under the Equity Incentive Plan and shall be subject to the terms and conditions of such plan, including the annual limits on grants contained therein.

1.2          Board. The board of directors of the Company.

1.3          Change in Control. For Awards that are not subject to the Equity Incentive Plan, a transaction or circumstance in which any of the following have occurred:

(a)           the merger, acquisition or consolidation of the Company with any corporation in which such corporation immediately after such merger, acquisition or consolidation owns more than 50% of the voting securities (defined as any securities which vote generally in the election of its directors) of the Company outstanding immediately prior thereto or more than 50% of the Company’s total fair market value immediately prior thereto;

(b)           the date that any person, or persons acting as a group, as described in Treas. Reg. § 1.409A-3(i)(5) (a “Person”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding voting securities (as defined above);

(c)           the date that a majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company before the date of the appointment or election; or

(d)           the date that any Person acquires (or has acquired within the 12-month period ending on such date) assets from the Company that have a gross fair market value equal to 40% or more of the fair market value of the Company’s total assets; provided, however, that any of the following acquisitions will be excluded from such calculation:

(i)            an acquisition by a shareholder of the Company (immediately before the acquisition) in exchange for or with respect to its stock;

(ii)           an acquisition by an entity 50% or more of the total value or voting power of which is owned directly or indirectly by the Company;

(iii)          an acquisition by a Person that owns directly or indirectly 50% or more of the total value or voting power of the outstanding stock of the Company; or

(iv)          an acquisition by an entity 50% or more of the total value or voting power of which is owned directly or indirectly by a Person described in paragraph (iii) above.

1.4          Code. The Internal Revenue Code of 1986, as amended.

1.5          Committee. A committee of Board members that is designated by the Board as the “Compensation Committee,” provided that the Committee shall be composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code) and shall be solely composed of individuals who are “outside directors” as defined in Treas. Reg. § 1.162-27(e)(3) or any successor provision.

1.6          Company. Capstone Turbine Corporation and its affiliates, successors and assigns.

1.7          Disability. A Participant who is eligible for disability benefits under the Company’s long-term disability benefits plan or, if no such plan shall be in effect, as defined under section 22(e)(3) of the Code shall be deemed to have incurred a disability hereunder.

1.8          Equity Incentive Plan. The Capstone Turbine Corporation 2000 Equity Incentive Plan, as amended.

1.9          Participant. Executive and senior officers of the Company who have been designated by the Committee to receive Awards hereunder.

1.10        Payment Date. The date described in Section 4.2 herein.

1.11        Performance Period. The period of time to be used in measuring the time during which performance goals under Awards must be met. The Performance Period shall be each fiscal year of the Company unless otherwise specified by the Committee.

1.12        Plan. The Capstone Turbine Corporation Executive Performance Incentive Plan.

1.13        Retirement. The retirement from active service by a Participant that is approved by the Board or Committee under policies that are adopted for the retirement of executive officers and/or directors of the Company.

Article II. Administration

The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

(a)           Select Participants who may receive payments pursuant to Awards, and grant Awards pursuant to the terms hereof;

(b)           Subject to the limitations and conditions contained in the Plan, establish the amounts payable under the Awards and the performance goals to be achieved for the payment of the Awards;

(c)           Interpret all provisions of this Plan;

(d)           Prescribe the forms to be used and procedures to be followed by Participants for the administration of the Plan;

(e)           Adopt, amend, and rescind rules for Plan administration; and

(f)            Make all determinations it deems advisable for the administration of this Plan.

Article III. Award Eligibility and Limitations

3.1          Terms of Awards. All Awards must be established by the Committee in writing no later than the earlier to occur of (i) 90 days after the beginning of the Performance Period, and (ii) the elapse of 25% of such Performance Period. Payment of compensation under an Award shall be based on the attainment of one or more pre-established objective performance goals that are based on the criteria described in Section 3.3. The Committee must identify the Participant to whom the Award has been granted, the amount of compensation payable under the Award, and the performance goals upon which the Award is conditioned. Neither the Company nor the Committee shall have the discretion to increase the amount payable under an Award that would otherwise be due upon the attainment of the performance goals stated in the Award. Except as provided in the written terms and conditions of an Award that are provided to a Participant, or in an employment agreement between the Participant and the Company, the Committee shall retain the right to reduce or eliminate the amount that is payable under the Award.

3.2          Form of Payment. An Award shall be paid to a Participant in the form of cash or, for Awards made pursuant to the Equity Incentive Plan, common stock of the Company. The amount of cash or stock shall be stated as a fixed amount or as an objective formula for computing the amount of compensation payable if the performance goal is obtained. A formula for computing cash or stock compensation may be expressed as a percentage of base compensation payable to a Participant or on any other basis that yields a determinable amount of compensation. The maximum amount of cash compensation that is payable under all Awards made to a Participant during a calendar year is $4,000,000. The maximum number of shares of common stock of the Company that may be issued pursuant to an Award shall be determined pursuant to the terms of the Equity Incentive Plan.

3.3          Performance Criteria of Awards. Subject to the terms hereof, and in a manner consistent with Treas. Reg. § 1.162-27 or any successor rule under the Code, performance goals shall be determined in the sole and absolute discretion of the Committee, provided that the goals must be such that whether or not the performance goal will be achieved is substantially uncertain at the time the performance goals and the terms of the Award are established. Performance goals may be based upon increases in performance of the Company over a prior period, but may also be based on maintaining status quo or limiting losses or decreases in performance, as is appropriate in view of the business conditions of the Company, its industry or the market in which its securities are traded at the time that a performance goal is established. Performance goals may be expressed as targeted levels of performance and shall be determined on the basis of any or all of the following criteria, as such terms are expressed in the Company’s financial statement, and as selected from time to time by the Committee:

(a)           Return on equity, capital, sales or assets.

(b)           Revenue measurements (e.g., net, gross or sales).

(c)           Income (net, pre-tax, and/or operating).

(d)           Cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital).

(e)           Earnings per share.

(f)            Gross margins.

(g)           Cash utilization.

(h)           Operating expenses and its components (e.g., cost of materials).

Article IV. Payment of Compensation under Award

4.1          Payment under Awards. Except as provided in Sections 4.3, 4.4 and 4.5, payment under an Award shall only occur if (i) the performance goals specified in the Award were satisfied during the Performance Period and (ii) the Participant is employed by the Company or an affiliate of the Company at the end of the Performance Period. Except as provided in Sections 4.3 and 4.5, payment under an Award shall not occur until the Committee has certified in writing that the performance goals have been achieved. For this purpose, approved minutes of the Committee meeting or action by unanimous written consent of the Committee by which certification is made shall be treated as a written certification. However, such certification is not required if payment under the Award is attributable solely to the increase in the value of the Company’s common stock.

4.2          Time of Payment. Except as provided in Section 4.5, amounts that become payable under an Award after attainment of performance goals shall be paid as soon as it is practicable following the close of the Performance Period and, to the extent required in Section 4.1, the certification by the Committee of the attainment of such performance goals (the “Payment Date”).

4.3          Death or Disability. Upon the death or Disability of a Participant during a Performance Period, payments under Awards shall be made as follows:

(a)           If the performance goals specified in the Participant’s Award are achieved, the Participant shall be eligible to receive payments under the Award. The Award may be paid in full or may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such death or Disability, at the sole and absolute discretion of the Committee. Payments under this Section 4.3(a) shall be made as determined by the Committee following the close of the Performance Period, but not prior to the date the Committee certifies in writing that the performance goals have been achieved.

(b)           If the performance goals specified in the Participant’s Award are not achieved, the Committee may in its discretion pay all or a portion of the Award. Any payment under the Award may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such death or Disability, at the sole and absolute discretion of the Committee. Payments under this Section 4.3(b) shall be made as determined by the Committee following the close of the Performance Period.

(c)           Notwithstanding anything contained herein to the contrary, if a Participant and the Company are parties to a written agreement that expressly addresses the payment of performance-based bonuses upon death or Disability, the obligations of the Company hereunder will be subject to the terms of that agreement.

4.4          Retirement. Upon the Retirement of a Participant during a Performance Period and the attainment of the performance goals under an Award for such Participant for such Performance Period, the Award may be paid in full or may be prorated based on the number of full months which elapsed in the Performance Period as of the date of the Retirement, at the sole and absolute discretion of the Committee. Payments under this Section 4.4 shall be made on the Payment Date.

4.5          Change in Control. In the event the Company experiences a Change in Control during a Performance Period when performance goals of an Award are not achieved, the Participant may receive at the discretion of the Committee the target bonus amount that would be payable under an Award, or a portion thereof as determined appropriate by the Committee. The payment of the Award shall be made, at the discretion of the Committee, after the end of the Performance Period or the Change in Control. Notwithstanding anything contained herein to the contrary, if the Award is subject to the terms of the Equity Incentive Plan, the terms of a written agreement between the Participant and the Company or any other program or arrangement that expressly addresses the payment of performance-based bonuses upon a change in control, the obligations of the Company hereunder will be subject to the terms of such plan, agreement, program or arrangement.

4.6          Withholding Tax Requirements. Amounts paid hereunder shall be subject to applicable federal, state and local withholding tax requirements.

Article V. General Provisions

5.1          Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing, or referring to, this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an affiliate or in any way affect any right and power of the Company or an affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

5.2          Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

5.3          Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

5.4          Governing Law. The internal laws of the State of California (without regard to the choice of law provisions of California) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

5.5          Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would modify the material terms of the business criteria specified in Section 3.3 herein is not valid until the shareholders of the Company approve the amendment in a manner that satisfies the shareholder approval requirements of section 162(m) of the Code.

5.6          Successors. The terms of the Plan shall be binding upon the Company and its successors and assigns, and shall bind any successor of the Company, as well as its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

5.7          Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any earned but unpaid Award shall be paid in the event of the Participant ‘s death. In the absence of any such designation, any Award payments remaining after the Participant’s death shall be paid to the Participant’s spouse or, if none, to the Participant’s children. If the Participant does not have a surviving spouse or children, payment shall be made to his or her estate.

5.8          Shareholder Approval. This amended and restated Plan was approved by the shareholders of the Company in a manner that satisfies section 162(m) of the Code in a meeting held on August 29, 2013. The business criteria set forth in Section 3.3 are subject to re-approval at the shareholders meeting at which directors are elected that occurs in 2018.

[Execution Page Follows]

EXECUTION PAGE

IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this 29th day of August, 2013, to be effective as of the date first written above.

CAPSTONE TURBINE CORPORATION

By:	/s/ Edward I. Reich

Its:	Executive Vice President and Chief Financial Officer